EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hamilton Lane Incorporated Employee Share Purchase Plan of our report dated June 14, 2018, with respect to the consolidated financial statements of Hamilton Lane Incorporated included in its Annual Report (Form 10-K) for the year ended March 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 7, 2018